UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ann Torre Bates, a member of Navient Corporation’s (the “Company”) Board of Directors and Chair of the Nominations and Governance Committee, resigned from the board effective August 16, 2016. Ms. Bates resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The Company expresses its appreciation to Ms. Bates for her 19 years of service and leadership which includes her prior service on the SLM Corporation board. Barry A. Munitz, current board member and former Chair of the Nominations and Governance Committee will assume the role of Chair of the Nominations and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: August 18, 2016	By:	/s/ Mark L. Heleen
Mark L. Heleen
Chief Legal Officer

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